Exhibit 99.1

Consolidated Freightways Corporation—Debtors

Consolidating Income Statements

Month Ended April 30, 2003

(Unaudited)

	Consolidated Freightways Corporation of Delaware	Consolidated Freightways Corporation	CF AirFreight Corporation	Leland James Service Corporation	Redwood Systems Inc.	CF MovesU Inc.	CFCD 2002 LLC	CFCD 2002 Member LLC	CFCD 2002A LLC	CFCD 2002A Member LLC	Eliminations	Total
Revenue—Customers	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Revenue—Affiliates	—	—	—	—	—	—	892,437	—	316,000	—	(1,208,437)	—

Total Revenue	—	—	—	—	—	—	892,437	—	316,000	—	(1,208,437)	—

Operating Expenses	1,491,458	—	14,046	69	—	—	—	—	—	—	—	1,505,573
Salaries, Wages, and Benefits	2,254,458	—	—	18,231	—	—	—	—	—	—	—	2,272,689
Purchased Transportation	14,840	—	31,705	—	—	—	—	—	—	—	—	46,545
Operating Taxes and Licensing	311,998	—	—	—	—	—	24,676	—	179,122	—	—	515,796
Claims and Insurance	101,800	—	32,764	—	—	—	43,838	—	9,313	—	—	187,715
Rents	1,201,435	—	(805)	—	—	—	—	—	—	—	(1,208,437)	(7,807)
Depreciation	328,091	—	—	1,242	511	—	—	—	—	—	—	329,844
Amortization	154,145	—	—	875,119	4,976	—	—	—	—	—	—	1,034,240
Other G&A Expense	4,501,909	—	30,190	(894,661)	34,262	—	222,016	—	20,609	—	—	3,914,325
(Gain)/Loss on Sales of Assets	(2,945,480)	—	2,234	—	(37)	—	(2,928,737)	—	(2,609,559)	—	—	(8,481,579)

Total Operating Expenses	7,414,654	—	110,134	—	39,712	—	(2,638,207)	—	(2,400,515)	—	(1,208,437)	1,317,341

Operating Income (Loss)	(7,414,654)	—	(110,134)	—	(39,712)	—	3,530,644	—	2,716,515	—	—	(1,317,341)
Other Interest Expense	(200,202)	—	—	—	—	—	(128,724)	—	(166,053)	—	—	(494,979)

Interest Expense	(200,202)	—	—	—	—	—	(128,724)	—	(166,053)	—	—	(494,979)
Temporary Investment Interest	—	—	—	—	—	—	11,986	—	—	—	—	11,986
Affiliate Interest Income	—	—	—	—	22,494	—	—	—	—	—	—	22,494
Other Interest Income	114	—	—	—	—	—	—	—	—	—	—	114

Interest Income	114	—	—	—	22,494	—	11,986	—	—	—	—	34,594
Debt Expense	(310,937)	—	—	—	—	—	(1,558,788)	—	(163,153)	—	—	(2,032,878)
Other Miscellaneous, Net	(135,578)	—	—	—	—	—	—	—	—	—	—	(135,578)

Income (Loss) Before Taxes	(8,061,257)	—	(110,134)	—	(17,218)	—	1,855,118	—	2,387,309	—	—	(3,946,182)
Federal Income Tax Current	—	—	—	—	—	—	—	—	—	—	—	—
Federal Income Tax Deferred	—	—	—	—	—	—	—	—	—	—	—	—
State Income Tax Current	—	—	—	—	—	—	—	—	—	—	—	—
Foreign Income Tax Current	—	—	—	—	—	—	—	—	—	—	—	—

Income Taxes	—	—	—	—	—	—	—	—	—	—	—	—
Net Income (Loss)	$(8,061,257)	$—	$(110,134)	$—	$(17,218)	$—	$1,855,118	$—	$2,387,309	$—	$—	$(3,946,182)